UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 13, 2017, Analogic Corporation the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Voce Capital Management LLC (“Voce”). Pursuant to the Cooperation Agreement, the Company agreed to (i) expand the size of its board of directors (the “Board”) to seven (7) members and to appoint Joseph E. Whitters (the “New Director”) to the Board to serve as a director of the Company until the Company’s 2018 Annual Meeting of Stockholders, scheduled to be held on December 1, 2017 (the “2018 Annual Meeting”), (ii) include the New Director in the Company’s slate of recommended director candidates for election to the Board at the 2018 Annual Meeting, and (iii) solicit proxies in favor of the election of the New Director at the 2018 Annual Meeting. The Company also agreed to form a Strategic Alternatives Committee of the Board (the “Strategic Alternatives Committee”) comprised of three (3) independent directors, which committee will explore strategic alternatives for the Company, and agreed to invite Mr. Whitters to join the Strategic Alternatives Committee upon his appointment to the Board.

The Cooperation Agreement further provides that Voce will be subject to certain standstill and voting obligations until the earlier of (i) the public announcement by the Company of its entry into a Material Transaction (as defined in the Cooperation Agreement); (ii) the public announcement by the Company that it has ceased its strategic review process; (iii) June 10, 2018; and (iv) such date, if any, of a material breach by the Company of its obligations under the Cooperation Agreement (subject to a ten (10) business day cure period). Such standstill and voting obligations include, among other things, that Voce and its affiliates and associates (i) will not participate in a proxy solicitation; and (ii) will vote all voting securities which such parties are entitled to vote in favor of all directors nominated by the Board and, subject to certain exceptions including the approval of a sale or merger of the Company, in accordance with the recommendation of the Board on other matters.

Voce also agreed to withdraw its notice, dated August 30, 2017, in which it informed the Company of its intent to nominate candidates for election to the Board at the 2018 Annual Meeting.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

On October 13, 2017, contingent on the execution of the Cooperation Agreement, the Board voted to (i) increase the size of the Board from six (6) to seven (7) members; and (ii) appointed Mr. Joseph E. Whitters to the Board, effective as of October 13, 2017 to serve until the

2018 Annual Meeting. In connection with his appointment to the Board, Mr. Whitters was appointed to the Audit Committee and the Strategic Alternatives Committee.

Mr. Whitters will receive compensation in accordance with the compensation provided to the Company’s other non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2016.

Mr.Whitters has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Cooperation Agreement, dated as of October 13, 2017, by and between Voce Capital Management LLC and Analogic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

October 18, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary